Exhibit 99.1

May 2019

Dear Vuzix Stockholders:

We continue make good progress in growing our business and expanding its foundation. Many positive developments have occurred over the last year and I would like to highlight just a few of them:

•	Over the last two years, our revenue has almost quadrupled, rising from $2.1 million in 2016 to $8.1 million in 2018 as sales of enterprise AR smart glasses has steadily risen.

•	In 2018 we introduced two new models of our smart glasses products. The first being our upgraded M300XL enterprise smart glasses with numerous improvements based on customer feedback. The second being our Blade Smart Glasses, our first commercial and ‘prosumer’ waveguide-based product.

•	Our yields and production capacity on the Blade have now reached our initial goals and are at a stage we can now call “volume” production. While I will be the first to admit that building the Blade has been more challenging than originally expected, I am pleased to state that we can now offer near immediate delivery on new Bade orders on our website. Plans also remain in place to realize further production increases and cost reductions over the balance of 2019.

•	We have delivered a solid operating system and application base for our Blade Smart Glasses, complete with companion applications for iOS and Android phones, as well as a robust developer support center. Several popular apps for the Vuzix Blade are now available for consumer use at the Vuzix App Store including Yelp, AccuWeather, and news and sports feeds that all help users stay informed.

Thus far in early 2019, we have announced two major new product offerings, which should be available in the second half of 2019:

•	Our upcoming M400 Smart Glasses for enterprise, unveiled at the MWC in late February, is one of the first products made commercially available using the Qualcomm® Snapdragon™ XR1 platform. The XR1 processor was designed to accelerate high quality video, audio, machine vision and interactive experiences on XR devices like augmented reality smart glasses. The M400 will run the latest version of Android, offer USB-C connectivity, and have a host of hardware improvements covering near every major feature that should make it by far the most innovative and powerful set of enterprise smart glasses on the market. We expect to enter volume production of the M400 by late summer.

•	Our upcoming M300XL Intrinsically Safe Smart Glasses is designed to safely operate in hazardous industrial atmospheres where workers are exposed to flammable gases, mists or vapors. We entered into a joint development agreement with global power management company Eaton Corporation to develop our intrinsically safe (ATEX) certified smart glasses based on the M300XL and both Vuzix and Eaton will be selling the final solution to our respective customers. Eaton is a NYSE-listed global firm with 2018 sales of $21.6 billion and is a leading provider of electrical and instrumentation products for harsh and hazardous environments.

Additionally, so far in 2019 we have signed a three-year master reseller agreement with Verizon for them to resell smart glasses products, including our M-series products, the Blade and our Vuzix Remote Assistant software. We expect them to initially target their 3,000 largest B2B enterprise customers, particularly those in the manufacturing, logistics and transportation sectors, with orders commencing in Q2 of 2019. We expect this new channel will create significant new business opportunities both with Verizon’s commercial customer base, as well as internally within their organization in their field support operations. We are also engaged with Verizon’s 5G Partnerships, 5G Labs and XR Edge teams to drive innovation and showcase smart glasses for business, communities, and consumers. Vuzix’ objective is to leverage this soon-to-be-coming large opportunity for next generation smart glasses and use cases.

25 Hendrix Road, Suite A, West Henrietta, NY 14586

OEM Developments

Regarding our OEM business, we remain actively engaged with Toshiba, who continues to market their Windows-based Dynabook product line with Vuzix-built AR100 smart glasses. We received our second purchase order from Toshiba this spring and we expect this program to continue to expand as industry adoption progresses. We also are continuing to see inbound requests for custom OEM waveguide programs within the aviation and defense markets.

Financial Developments

We are implementing plans to reduce our operating costs to achieve breakeven net income and cash burn by the end of 2019. Our current goal is to cut overall operating costs by at least $4 million in 2019 versus 2018, notwithstanding what is expected to be an increase in revenues. Achievement of these plans should mean that our current cash position of $10.1 million as of March 31, 2019 will be enough to fund our operations throughout 2019. That being the case, management does not currently see an immediate need nor does it plan to raise cash over the foreseeable future, although we will remain flexible, as any responsible company would, should favorable financing opportunities present themselves that we feel are in the best long-term interests of our shareholders.

Looking Ahead in 2019

We are expecting another strong year of revenue growth in 2019, as demand for our products and new opportunities continue to build. Our enterprise M-series smart glasses have the potential to close and deliver against several much larger deployment orders and we see significantly more Blades being sold in 2019 than in 2018. We believe our industry position will only strengthen as we roll out more powerful and capable solutions that can address both new market verticals and applications. Our products bring real solutions to industry challenges, they are well-designed and highly competitive in the market. We have an exciting product and technology roadmap in place that will further cement our position as a leader in this space. As always, I would like to thank you for your continued support of the company. Speaking for our entire team at Vuzix, we remain committed to bringing the shared visions and goals we all have for Vuzix to fruition this year and beyond.

Best regards,

Paul J. Travers

President and CEO

Vuzix Corporation

Forward-Looking Statements Disclaimer

Certain statements included in this document may be considered forward-looking. All statements in this document that are not historical facts are forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from those implied by such statements, and therefore these statements should not be taken as guarantees of future performance or results. We may use words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “could,” “seeks,” “estimates,” and variations of such words and similar expressions in identifying forward-looking statements. The forward-looking statements include statements concerning: our possible or assumed future results of operations; our possible or assumed future results of operations; our business strategies; our ability to attract and retain customers; our ability to sell additional products and services to customers; our cash needs and financing plans; our competitive position; our industry environment; our potential growth opportunities; expected technological advances by us or by third parties and our ability to leverage them; the effects of future regulation; and the effects of competition. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. It is important to note that forward-looking statements are not guarantees of future performance, and that our actual results could differ materially from those set forth in any forward-looking statements. Due to risks and uncertainties, actual events may differ materially from current expectations. For a more in depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading "Risk Factors" in the Company’s annual report on Form 10-K filed by Vuzix Corporation and other documents the Company’s files from time to time with the SEC. Vuzix disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

2

25 Hendrix Road, Suite A, West Henrietta, NY 14586